Exhibit 99.1

NEWS RELEASE

LINN ENERGY ANNOUNCES PRICING OF ITS PUBLIC OFFERING OF 17,000,000 UNITS

HOUSTON, Jan. 12, 2012 – LINN Energy, LLC (NASDAQ: LINE) announced today the pricing of its public offering of 17,000,000 units of its limited liability company interests at a price to the public of $35.95 per unit. The underwriters have an option to purchase up to an additional 2,550,000 units from the Company at the public offering price less the underwriting discount. The offering is expected to settle and close on January 19, 2012, subject to customary closing conditions.

The Company expects to receive net proceeds from the offering of approximately $586 million (or approximately $674 million if the underwriters exercise their option to purchase additional units in full). Net proceeds from the offering are expected to be used to repay a portion of the indebtedness outstanding under the Company’s revolving credit facility.

Wells Fargo Securities, BofA Merrill Lynch, Barclays Capital, Citigroup, Raymond James, RBC Capital Markets, UBS Investment Bank, Credit Suisse, Goldman Sachs & Co. and J.P. Morgan acted as joint book-running managers for the offering. A copy of the prospectus supplement and the base prospectus relating to the offering may be obtained from:

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Phone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

BofA Merrill Lynch

Attn: Prospectus Department

4 World Financial Center

New York, NY 10080

Email: dg.prospectus_requests@baml.com

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: (888) 603-5847

Email: Barclaysprospectus@broadridge.com

Citigroup

Attn: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, NY 11220

Phone: (800) 831-9146

Email: batprospectusdept@citi.com

Raymond James & Associates, Inc.

Attn: Equity Syndicate

880 Carillon Parkway

St. Petersburg, FL 33716

Phone: (800) 248-8863

RBC Capital Markets, LLC

Attn: Equity Syndicate

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281-8098

Phone: (877) 822-4089

UBS Investment Bank

Attn: Prospectus Department

299 Park Avenue

New York, NY 10171

Phone: (888) 827-7275

Credit Suisse Securities (USA) LLC

Attn: Prospectus Department

One Madison Avenue, 1B

New York, NY 10010

Phone: (800) 221-1037

Goldman Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Phone: (866) 471-2526

Email: prospectus-ny@ny.email.gs.com

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (866) 803-9204

This press release does not constitute an offer to sell or a solicitation of an offer to buy units or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the related base prospectus.

This press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include the Company’s plans to complete a public offering of units of its limited liability company interests and the use of proceeds therefrom. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including market conditions, operational developments with respect to the Company and other factors described in the Company’s reports filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:	LINN ENERGY, LLC

Investors:

Clay Jeansonne, Vice President – Investor Relations

281-840-4193

Media:

Paula Beasley, Manager, Public Affairs & Communications

281-840-4183